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                                                                    Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
June 19, 2002


Dear Sir/Madam:

We have read the first three (4) paragraphs of Item 4 included in the Form 8-K dated as of June 13, 2002, of Aspect Medical Systems, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                                   Very truly yours,

                                                   /s/ Arthur Andersen LLP
                                                   ----------------------------
                                                   Arthur Andersen LLP


cc:  Mr. J. Neal Armstrong, Vice President
     and Chief Financial Officer
     Aspect Medical Systems, Inc.